Exhibit 10.3

PROMISSORY NOTE

$35,000,000	July 21, 2011

1.             Promise To Pay.  FOR VALUE RECEIVED, W & D INTERIM LENDER LLC, a Delaware limited liability company (“Borrower”) promises to pay to the order of TD BANK, N.A. (“Bank”), the principal sum of THIRTY-FIVE MILLION DOLLARS ($35,000,000), or so much thereof as may be advanced by or on behalf of Bank, with interest thereon, or on the amount thereof from time to time outstanding, to be computed, as hereinafter provided, on each Warehousing Advance from the date of its disbursement until such principal sum shall be fully paid. Interest and principal shall be payable as set forth in the Credit Agreement (as defined below). The total principal sum or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on the Warehousing Maturity Date.

All payments under this Note shall be made at the office of Administrative Agent (as defined below) as set forth in the Credit Agreement (or at such other place as Administrative Agent may designate from time to time in writing) in lawful money of the United States of America in federal or other immediately available funds. Borrower may prepay this Note in whole or in part at any time as provided in the Credit Agreement without premium or additional charge. Amounts so prepaid may be borrowed and reborrowed by Borrower from time to time as provided in the Credit Agreement.

2.             Credit Agreement.  This Note is issued pursuant to and is subject to the terms, provisions and conditions of that certain Warehousing Credit and Security Agreement entered into July 21, 2011 (as amended, restated, modified or supplemented from time to time, and as any provision thereof may be waived, the “Credit Agreement”) among Borrower; Bank and each other financial institution party thereto from time to time as a Lender; and TD Bank, N.A., as agent for itself and the other Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Note is one of several Notes that may be executed and delivered from time to time by Borrower to the different Lenders in accordance with the terms and provisions of the Credit Agreement.

3.             Acceleration; Event of Default.  The principal of, and interest on, this Note shall be payable as provided in the Credit Agreement and shall be subject to acceleration as provided therein.  Upon the occurrence of an Event of Default that has not been waived in writing by Administrative Agent, Administrative Agent shall have, in addition to any rights and remedies contained herein, any and all rights and remedies set forth in the Credit Agreement, any other Loan Document or at law or in equity.

4.             Certain Waivers. Consents and Agreements.  Each and every party liable hereon or for the indebtedness evidenced hereby, whether as maker, endorser, guarantor, surety or otherwise hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by Administrative Agent or the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Credit Agreement, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to the Credit Agreement, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if Administrative Agent or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (e) agrees to pay all reasonable costs and expenses actually incurred by Administrative Agent and Bank or any other holder of this Note in connection with the indebtedness evidenced hereby pursuant to the Credit Agreement, including, without limitation, all reasonable attorneys’ fees and costs, for the implementation of the Loan, the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other Loan Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Note, the Credit Agreement, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for such Credit Agreement, or any one or more of the other Loan Documents.

5.             Delay Not A Bar. No delay or omission on the part of Administrative Agent or the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Credit Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

6.             Partial Invalidity.  The invalidity or unenforceability of any provision of this Note, the Credit Agreement, or of any of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the Loan made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

7.             Compliance With Usury Laws.  All agreements among Borrower, Administrative Agent and Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Administrative Agent or Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term “applicable law”, shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of Borrower, Administrative Agent and Lenders in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New York from time to time in effect.  If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever Administrative Agent or Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements among Borrower, Administrative Agent and Lenders with respect to the Loan.

8.             Use of Proceeds.  All proceeds of the Loan shall be used solely for the purposes more particularly provided for and limited by the Credit Agreement.

9.             Security.  This Note is secured by the Collateral as set forth in the Credit
Agreement. The Collateral for this Note shall be held by Administrative Agent for the ratable benefit of Lenders, including Bank.

10.          Notices.  Any notices given with respect to this Note shall be given in the manner provided for in the Credit Agreement.

11.          Governing Law , Consent to Jurisdiction and Other Matters.

(1)           Substantial Relationship.  It is understood and agreed that this Note and all of the other Loan Documents were delivered in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

(2)           Place of Delivery.  Borrower agrees to furnish to Administrative Agent at Administrative Agent’s office in New York, New York all further instruments, certifications and documents to be furnished hereunder, if any.

(3)           Governing Law.  This Note and each of the other Loan Documents shall in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

(4)           Consent to Jurisdiction. BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR ANY FEDERAL COURT SITTING THEREIN, AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 14 OF THE CREDIT AGREEMENT.  BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR THEREAFTER HAVE TO THE VENUE OR ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

12.          Waiver of Jury Trial. BORROWER, THE AGENT AND THE BANK (BY ACCEPTANCE OF THIS NOTE) HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

13.          Waiver of Punitive, Consequential, Special, Exemplary, Speculative and Indirect Damages. BORROWER WAIVES ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE,  CONSEQUENTIAL, SPECIAL, EXEMPLARY, SPECULATIVE OR INDIRECT DAMAGES FROM THE AGENT OR ANY LENDER OR ANY OF THE AGENT’S OR ANY LENDER’S AFFILIATES, SUBSIDIARIES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, OR AGENTS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY OF THE AGENT’S OR ANY LENDER’S AFFILIATES, SUBSIDIARIES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, OR AGENTS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT.  THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL, EXEMPLARY, SPECULATIVE OR INDIRECT DAMAGES IS KNOWINGLY AND VOLUNTARILY GIVEN BY BORROWER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL, EXEMPLARY, SPECULATIVE OR INDIRECT DAMAGES WOULD OTHERWISE APPLY.  AGENT AND EACH LENDER IS AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL, EXEMPLARY, SPECULATIVE OR INDIRECT DAMAGES.

14.          No Oral Change.  This Note and the other Loan Documents may only be amended, terminated, extended or otherwise modified by a single writing signed by the party against which enforcement is sought in accordance with the terms and conditions of the Credit Agreement. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.

15.          Rights of Administrative Agent, Bank and Holder.  This Note and the rights and remedies provided for herein may be enforced by Administrative Agent, Bank, or any subsequent holder hereof. Wherever the context permits each reference to the term “holder” herein shall mean and refer to Administrative Agent or the then holder of this Note.

16.          Right to Pledge. The Bank may at any time pledge all or any portion of its rights under this Note (or any portion thereof) or any of the other Loan Documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Bank from its obligations under this Note or any of the other Loan Documents.

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IN WITNESS WHEREOF, this Note has been duly executed and delivered by an Authorized Representative of Borrower as a sealed instrument as of the date first above written.

BORROWER:	W & D INTERIM LENDER LLC, a Delaware limited liability company

	By:	Walker & Dunlop, Inc. a Maryland corporation, its managing member

		By:	/s/ William M. Walker

		Name:	William M. Walker

		Title:	Chairman, President and Chief Executive Officer